EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2025

MINNEAPOLIS, April 10, 2025 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2025.

Second quarter fiscal 2025 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales decreased 8.5% to $19,072,000
  ZERUST® industrial net sales decreased 3.7% to $12,562,000
  ZERUST® oil and gas net sales decreased 28.5% to $1,549,000
  Natur-Tec® product net sales decreased 11.8% to $4,960,000
  NTIC China net sales increased 8.1% to $3,735,000
  Gross profit, as a percent of net sales, decreased 440 basis points to 35.6%
  Joint venture operating income decreased 31.8% to $1,691,000
  Operating expenses increased 2.4% to $8,820,000
  NTIC recognized $1,140,000 in other income due to the receipt of an Employee Retention Credit (ERC) payment
  Net income attributable to NTIC was $434,000, compared to $1,701,000
  Net income per diluted share attributable to NTIC was $0.04, compared to $0.17
  Cash provided by operating activities was $3,199,000 for the six months ended February 28, 2025

“NTIC’s second-quarter performance demonstrates the increasing intensity of the headwinds we are currently facing, including recent changes in U.S. trade and economic policies, the seasonality of our industrial and oil and gas businesses, and the timing of certain Natur-Tec® orders. Despite these current headwinds, we believe we are poised for a rebound in Natur-Tec® and ZERUST® oil and gas sales in the second half of the fiscal year,” said G. Patrick Lynch, President and CEO of NTIC.

“As we navigate this dynamic global environment, we are unwavering in our commitment to delivering long-term value. Our disciplined approach to managing cash, including temporarily adjusting our quarterly dividend to $0.01 per share effective with our next quarterly dividend, and prioritizing debt reduction are intended to position us to seize future growth opportunities in our oil and gas and compostable plastics businesses. We believe that our strategic growth priorities and financial discipline will drive sustainable growth and long-term shareholder value,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 8.5% to $19,072,000 during the three months ended February 28, 2025, compared to $20,843,000 for the three months ended February 29, 2024. This decrease was primarily a result of lower sales within the Company’s ZERUST® oil and gas, Natur-Tec®, and ZERUST® industrial product categories. For the first half of fiscal 2025, consolidated net sales decreased 1.5% to $40,410,000, compared to $41,024,000 for the same period last year.

The following tables set forth NTIC’s net sales by product category for the three and six months ended February 28, 2025 and February 29, 2024, by segment:

	Three Months Ended
	February 28, 2025	% of Net Sales	February 29, 2024	% of Net Sales	% Change
ZERUST® industrial net sales	$12,562,853	65.9%	$13,050,767	62.6%	(3.7%)
ZERUST® oil & gas net sales	1,549,164	8.1%	2,167,328	10.4%	(28.5%)
Total ZERUST® net sales	$14,112,017	74.0%	$15,218,095	73.0%	(7.3%)
Total Natur-Tec® net sales	4,960,049	26.0%	5,624,443	27.0%	(11.8%)
Total net sales	$19,072,066	100.0%	$20,842,538	100.0%	(8.5%)

	Six Months Ended
	February 28, 2025	% of Net Sales	February 29, 2024	% of Net Sales	% Change
ZERUST® industrial net sales	$26,525,105	65.6%	$26,954,198	65.7%	(1.6%)
ZERUST® oil & gas net sales	3,062,715	7.6%	3,669,642	8.9%	(16.5%)
Total ZERUST® net sales	$29,587,820	73.2%	$30,623,840	74.6%	(3.4%)
Total Natur-Tec® net sales	10,822,639	26.8%	10,400,373	25.4%	4.1%
Total net sales	$40,410,459	100.0%	$41,024,213	100.0%	(1.5%)

NTIC’s joint venture operating income decreased 31.8% to $1,691,000 during the three months ended February 28, 2025, compared to joint venture operating income of $2,481,000 during the three months ended February 29, 2024. The $790,000 decrease in joint venture operating income was primarily due to a decrease in equity in income from joint ventures and fees for services provided to joint ventures, both of which were driven primarily by lower sales at most of NTIC’s joint ventures. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 15.7% to $19,800,000 during the three months ended February 28, 2025, compared to $23,480,000 for the three months ended February 29, 2024. Year-to-date, NTIC’s joint venture operating income was $4,105,000, compared to joint venture operating income of $4,832,000 during the six months ended February 29, 2024. Net sales of NTIC’s joint ventures were $43,637,000 for the six months ended February 28, 2025, compared to $47,041,000 for the six months ended February 29, 2024.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2025 were 46.2%, compared to 41.3% for the same period last fiscal year. Year-to-date, operating expenses, as a percent of net sales, were 45.3%, compared to 41.3% for the same period last fiscal year. Higher operating expenses for the three and six months ended February 28, 2025 were primarily due to strategic investments in ZERUST® oil and gas sales infrastructure and increased personnel expenses, including new hires and benefits, and higher travel and professional fees.

NTIC recognized $1,140,000 in other income during the three and six months ended February 28, 2025 due to the receipt of a cash ERC payment. No other income was recognized during the prior year periods.

Net income attributable to NTIC for the second quarter of fiscal 2025 was $434,000, or $0.04 per diluted share, compared to net income of $1,701,000, or $0.17 per diluted share, for the same period last fiscal year. Year-to-date, net income attributable to NTIC was $995,000, or $0.10 per diluted share, compared to net income of $2,597,000, or $0.27 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was a loss of $300,000, or $(0.03) per diluted share, for the second quarter of fiscal 2025, compared to net income of $1,807,000, or $0.19 per diluted share, for the same quarter last fiscal year. Year-to-date, non-GAAP adjusted net income was $367,000, or $0.04 per diluted share, compared to net income of $2,808,000, or $0.29 per diluted share, for the same period last fiscal year.

NTIC had working capital of $21,416,000 as of February 28, 2025, including $5,091,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $8,101,000, compared to $23,682,000 of working capital as of August 31, 2024, including $4,952,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $7,112,000.

At February 28, 2025, the Company had $25,041,000 of investments in joint ventures, of which $13,025,000, or 52.0%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal year 2025 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register-conf.media-server.com/register/BI0367281b6c4e4339964df49370573727

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/2p6jpccv
A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that it is poised for a strong rebound in Natur-Tec® and ZERUST® oil and gas sales in the second half of the fiscal year, that its disciplined approach to managing cash, including temporarily adjusting its quarterly dividend to $0.01 per share effective with its next quarterly dividend, and prioritizing debt reduction will position NTIC to seize future growth opportunities in its oil and gas and compostable plastics businesses and that its strategic growth priorities and financial discipline will drive sustainable growth and long-term shareholder value, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the wars between Russia and Ukraine and Israel and Hamas; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2024 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2025 (UNAUDITED)
AND AUGUST 31, 2024 (AUDITED)

	February 28, 2025	August 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,090,630	$4,952,184
Receivables:
Trade, less allowance for credit losses
of $310,000 as of February 28, 2025 and August 31, 2024	15,418,555	19,187,079
Fees for services provided to joint ventures	957,220	1,235,016
Income taxes	911,609	392,293
Inventories, net	14,985,166	14,390,844
Prepaid expenses	2,261,632	1,421,803
Total current assets	$39,624,812	41,579,219
PROPERTY AND EQUIPMENT, NET	$14,814,389	$16,265,653
OTHER ASSETS:
Investments in joint ventures	25,041,302	25,397,287
Deferred income tax, net	469,295	544,464
Intangible assets, net	8,666,639	5,682,945
Goodwill	4,782,376	4,782,376
Operating lease right of use assets	296,401	424,558
Total other assets	39,256,013	36,831,630
Total assets	$93,695,214	$94,676,502

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$5,354,664	$4,291,608
Term loan	2,746,121	2,820,835
Accounts payable	7,255,046	6,393,355
Income taxes payable	226,087	327,781
Accrued liabilities:
Payroll and related benefits	1,779,611	3,163,372
Other	686,809	574,876
Current portion of operating leases	160,048	325,116
Total current liabilities	$18,208,386	$17,896,943
LONG-TERM LIABILITIES:
Deferred income tax, net	1,504,796	1,504,796
Operating leases, less current portion	136,353	99,442
Total long-term liabilities	$1,641,149	$1,604,238

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of
February 28, 2025 and August 31, 2024; issued and outstanding 9,470,507 and 9,466,980, respectively	189,410	189,340
Additional paid-in capital	24,334,299	23,615,564
Retained earnings	53,440,749	53,771,211
Accumulated other comprehensive loss	(8,218,805)	(6,382,124)
Stockholders’ equity	69,745,653	71,193,991
Non-controlling interests	4,100,026	3,981,330
Total equity	73,845,679	75,175,321
Total liabilities and equity	$93,695,214	$94,676,502

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2025 AND FEBRUARY 29, 2024

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
NET SALES:
Net sales	$19,072,066	$20,842,538	$40,410,459	$41,024,213
Cost of goods sold	12,276,482	12,503,374	25,451,922	25,350,775
Gross profit	6,795,584	8,339,164	14,958,537	15,673,438

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	620,730	1,177,990	1,750,323	2,280,231
Fees for services provided to joint ventures	1,070,263	1,303,059	2,354,382	2,552,017
Total joint venture operations	1,690,993	2,481,049	4,104,705	4,832,248

OPERATING EXPENSES:
Selling expenses	3,872,028	4,134,894	8,139,682	7,820,952
General and administrative expenses	3,658,583	3,236,792	7,517,526	6,753,853
Research and development expenses	1,288,899	1,242,256	2,632,296	2,348,177
Total operating expenses	8,819,510	8,613,942	18,289,504	16,922,982

OPERATING (LOSS) INCOME	(332,933)	2,206,271	773,738	3,582,704

INTEREST INCOME	210,156	29,210	235,723	75,652
INTEREST EXPENSE	(139,155)	(77,758)	(259,375)	(188,896)
OTHER INCOME	1,139,756	—	1,139,756	—
INCOME BEFORE INCOME TAX EXPENSE	877,824	2,157,723	1,889,842	3,469,460

INCOME TAX EXPENSE	275,197	289,195	493,068	515,991
NET INCOME	602,627	1,868,528	1,396,774	2,953,469

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	168,308	167,359	401,364	356,779
NET INCOME ATTRIBUTABLE TO NTIC	$434,319	$1,701,169	$995,410	$2,596,690

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.05	$0.18	$0.11	$0.28
Diluted	$0.04	$0.17	$0.10	$0.27

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,470,507	9,427,598	9,474,034	9,427,588
Diluted	9,753,437	9,723,671	9,757,350	9,715,121
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07	$0.14	$0.14

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental information and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the contribution from the receipt of an ERC payment and amortization expense.

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2025	2024	2025	2024

Net income attributable to NTIC, as reported	$434,319	$1,701,169	$995,410	$2,596,690
Adjustments for adjusted net income:
Other income from ERC	(1,139,756)	-	(1,139,756)	-
Bonus expense impact from ERC	300,000	-	300,000	-
Amortization expense	105,783	105,783	211,566	211,566
Non-GAAP adjusted net income	$(299,654)	$1,806,952	$367,220	$2,808,256

Weighted average shares outstanding (diluted)	9,753,437	9,723,671	9,757,350	9,715,121
Diluted net income per share, as reported	0.04	0.17	0.10	0.27
Adjustments for adjusted net income, net of tax impact, per diluted share [1]	(0.09)	0.01	(0.06)	0.02
Non-GAAP diluted adjusted net income per share	$(0.03)	$0.19	$0.04	$0.29

[1] Includes adjustments related to the items noted above, net of tax

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600